EXECUTION VERSION
EXHIBIT 10.5

GUARANTY AGREEMENT
Dated as of April 18, 2017

€50,000,000 0.70% Senior Notes, Series A,
due April 18, 2022
€50,000,000 0.92% Senior Notes, Series B,
due April 18, 2023
€50,000,000 0.92% Senior Notes, Series C,
due April 18, 2023
€100,000,000 1.09% Senior Notes, Series D,
due April 18, 2024
of
TELEDYNE NETHERLANDS B.V.
AND
TELEDYNE TECHNOLOGIES INCORPORATED

GUARANTY AGREEMENT

RE: €50,000,000 0.70% Senior Notes, Series A,
due April 18, 2022
€50,000,000 0.92% Senior Notes, Series B,
due April 18, 2023
€50,000,000 0.92% Senior Notes, Series C,
due April 18, 2023
€100,000,000 1.09% Senior Notes, Series D,
due April 18, 2024
This GUARANTY AGREEMENT dated as of April 18, 2017 (the or this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).
RECITALS
A.    Each Guarantor is a Subsidiary of Teledyne Technologies Incorporated, a Delaware corporation (the “Parent Issuer”).
B.    In order to refinance certain debt and for general corporate purposes, including acquisitions, the Parent Issuer and Teledyne Netherlands B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of The Netherlands (the “Company”) have entered into that certain Note Purchase and Guaranty Agreement dated as of April 18, 2017 (the “Note Purchase Agreement”) between the Parent Issuer, the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the “Holders”), providing for, inter alia, the issue and sale by the Company to the Initial Note Purchasers of €50,000,000 0.70% Senior Notes, Series A, due April 18, 2022 (the “Series A Notes”), €50,000,000 0.92% Senior Notes, Series B, due April 18, 2023 (the “Series B Notes”), €50,000,000 0.92% Senior Notes, Series C, due April 18, 2023 (the “Series C Notes”) and €100,000,000 1.09% Senior Notes, Series D, due April 18, 2024 (the “Series D Notes”and together with the Series A Notes, the Series B Notes and the Series C Notes, collectively, the “Notes”).
C.    The Initial Note Purchasers have required as a condition to their purchase of the Notes that the Parent Issuer and the Company cause each of the undersigned to enter into this Guaranty and to cause each Subsidiary (as defined in the Note Purchase Agreement) that after the date hereof delivers a guaranty or otherwise becomes liable at any time, whether as a guarantor, borrower, co-borrower or otherwise pursuant to any Bank Credit Agreement (as defined in the Note Purchase Agreement), but subject to the terms of Section 9.7 of the Note Purchase Agreement, to enter into a Guaranty Supplement, in each case as security for the Notes and the Parent Issuer has agreed to cause each of the undersigned to execute this Guaranty and to cause such Subsidiaries to execute

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a Guaranty Supplement, in each case in order to induce the Initial Note Purchasers to purchase the Notes and thereby benefit the Parent Issuer, the Company and its Subsidiaries by providing funds to refinance certain debt and for general corporate purposes, including acquisitions.
D.    Each of the Guarantors will derive substantial direct and indirect benefit from the sale of the Notes to the Initial Note Purchasers.
NOW, THEREFORE, as required by Section 4.10 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1.	DEFINITIONS.
Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2.	GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.
(a)    Subject to the limitation set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount and Net Loss, if any, interest on the Notes from time to time outstanding and all other amounts from time to time owing by the Parent Issuer and the Company under the Note Purchase Agreement and the Notes, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount and Net Loss, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent Issuer or the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Euros which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Parent Issuer and the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Parent Issuer or the Company, as applicable, under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all reasonable costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

(b)    The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.
(c)    This Guaranty will terminate automatically (i) upon the indefeasible payment in full of the Notes and all other amounts owing under the Note Purchase Agreement, the Notes and this Guaranty and (ii) in part, as to any Guarantor, upon (1) the release of such Guarantor pursuant to Section 2.3(b) of the Note Purchase Agreement or (2) the consolidation, merger or transfer of substantially all of the assets of such Guarantor pursuant to Section 10.5 or Section 10.6 of the Note Purchase Agreement but subject to the terms of Section 2.3(b) of the Note Purchase Agreement; provided however, that notwithstanding clause (i) of this Section 2(c), after the indefeasible payment in full of the Notes and all other amounts then owing under the Note Purchase Agreement, the Notes and this Guaranty, this Guaranty shall continue with respect to any and all obligations (including any indemnification obligations) arising under the Note Purchase Agreement, the Notes or this Guaranty which by their express terms survive the indefeasible payment in full of the Notes and all other amounts then owing under the Note Purchase Agreement, the Notes and this Guaranty.

SECTION 3.	GUARANTY OF PAYMENT AND PERFORMANCE.
This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company, the Parent Issuer or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company, the Parent Issuer or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Company, the Parent Issuer or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.
The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.	GENERAL PROVISIONS RELATING TO THE GUARANTY.
(a)    Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:
(1)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Company, the Parent Issuer or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Company or the Parent Issuer on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or
(2)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company, the Parent Issuer or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Parent Issuer on the Notes; or
(3)    settle, adjust or compromise any claim of the Parent Issuer against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company or the Parent Issuer on the Notes.
Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.
(b)    Each Guarantor hereby waives, to the fullest extent permitted by law:
(1)    notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Parent Issuer or the Company, as applicable,, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);
(2)    demand of payment by any Holder from the Company or the Parent Issuer or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and
(3)    presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company or the Parent Issuer under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.
(c)    The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount and Net Loss, if any, on the Notes, all other obligations owing under the Note Purchase Agreement and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:
(1)    the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, the Parent Issuer, any other Guarantors or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Parent Issuer to issue the Notes or the Company or the Parent Issuer to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantors to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company, the Parent Issuer or any other Person as a legal entity; or
(2)    any default, failure or delay, willful or otherwise, in the performance by the Company, the Parent Issuer, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or
(3)    any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, the Parent Issuer, any other Guarantor or any other Person or in respect of the property of the Company, the Parent Issuer, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the the Company, the Parent Issuer, any other Guarantor or any other Person; or
(4)    impossibility or illegality of performance on the part of the Company, the Parent Issuer, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or
(5)    in respect of the Company, the Parent Issuer, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, the Parent Issuer, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, the Parent Issuer, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or
(6)    any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, the Parent Issuer, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, the Parent Issuer, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or
(7)    any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, the Parent Issuer, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or
(8)    the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or
(9)    any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, the Parent Issuer, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, the Parent Issuer, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or
(10)    the acceptance of any additional security or other guaranty, the advance of additional money to the Company, the Parent Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)    any merger or consolidation of the Company, the Parent Issuer, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, the Parent Issuer, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, the Parent Issuer, any other Guarantor or any other Person; or
(12)    any defense whatsoever that: (i) the Company, the Parent Issuer or any other Person might have to the payment of the Notes (principal, Make-Whole Amount and Net Loss, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company, the Parent Issuer or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, the Parent Issuer, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or
(13)    any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or
(14)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;
provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount and Net Loss, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company or the Parent Issuer shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company or the Parent Issuer under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.
(d)    All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such

Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company or the Parent Issuer.
(e)    To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company or the Parent Issuer with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company or the Parent Issuer under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.
(f)    The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) (but subject to the succeeding provisions of this Section 4(f)), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4(f) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) “Excess Funding Guarantor” shall mean, in respect of any obligations arising under the other provisions of this Guaranty (hereafter, the “Guarantied Obligations”), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (b) “Excess Payment” shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (c) “Pro Rata Share”, for the purposes of this Section 4(f), shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the the Company, the Parent Issuer and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Company, the Parent Issuer under the Note Purchase Agreement and the Guarantors hereunder) of the Company, the Parent Issuer and all of the Guarantors, all as of the date of the Closing (if any Guarantor becomes a party hereto subsequent to the date of the Closing, then for the purposes of this Section 4(f) such subsequent Guarantor shall be deemed to have been a Guarantor as of the date of the Closing and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the date of the Closing).
(g)    Each Guarantor agrees that to the extent the Company, the Parent Issuer, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.
(h)    No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company or the Parent Issuer under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.
(i)    The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.
Each Guarantor represents and warrants to each Holder that:
(a)    Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b)    This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)    The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under (i) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, (ii) charter document or by-laws (or similar organizational documents), or (iii) any other agreement or instrument to which such Guarantor is bound or by which such Guarantor may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor, except, in each case, in such instances that would not reasonably be expected to have a Material Adverse Effect.
(d)    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.
(e)    After giving effect to the limitation set forth in Section 2(b) hereof, such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. After giving effect to the limitation set forth in Section 2(b) hereof, such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6.	GUARANTOR COVENANTS.
From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon each Guarantor agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreement, insofar as such provisions apply to such Guarantor, as if said Sections were set forth herein in full.

SECTION 7.	PAYMENTS FREE AND CLEAR OF TAXES.

Each payment by any Guarantor shall be made, under all circumstances, without setoff, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever (hereinafter called “Relevant Taxes”) imposed, levied, collected, assessed, deducted or withheld by the government of any country or jurisdiction (or any authority therein or thereof) other than the United States of America from or through which payments hereunder or on or in respect of the Notes are actually made (each a “Taxing Jurisdiction”), unless such imposition, levy, collection, assessment, deduction, withholding or other restriction or condition is required by law. If a Guarantor is required by law to make any payment under this Guaranty subject to such deduction, withholding or other restriction or condition, then such Guarantor shall forthwith (i) pay over to the government or taxing authority imposing such tax the full amount required to be deducted, withheld from or otherwise paid by such Guarantor (including the full amount required to be deducted or withheld from or otherwise paid by such Guarantor in respect of the Tax Indemnity Amounts (as defined below)); (ii) pay each Holder such additional amounts (“Tax Indemnity Amounts”) as may be necessary in order that the net amount of every payment made to each Holder, after provision for payment of such Relevant Taxes (including any required deduction, withholding or other payment of tax on or with respect to such Tax Indemnity Amounts), shall be equal to the amount which such holder would have received had there been no imposition, levy, collection, assessment, deduction, withholding or other restriction or condition. Notwithstanding the provisions of this Section 7, no such Tax Indemnity Amounts shall be payable for or on account of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Holder to complete, execute and deliver to such Guarantor any form or document to the extent applicable to such Holder that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered by such Guarantor in order to enable such Guarantor to make payments pursuant to this Section 7 without deduction or withholding for taxes, assessments or governmental charges, or with deduction or withholding of such lesser amount, which form or document shall be delivered within one hundred twenty days of a written request therefor by such Guarantor. If in connection with the payment of any such Tax Indemnity Amounts, any Holder that is a United States person within the meaning of the Code or a foreign person engaged in a trade or business within the United States of America, incurs taxes imposed by the United States of America or any political subdivision or taxing authority therein (“United States Taxes”) on such Tax Indemnity Amounts, such Guarantor shall pay to such Holder such further amount as will insure that the net amount actually received by that Holder (taking into account any withholding or deduction in respect of any such further amount) is equal to the amount which such Holder would have received after all United States Taxes on such Tax Indemnity Amounts and on any further amount had such withholding or deduction not been made. If any payment is made by any Guarantor to or for the account of the Holder of any Note after deduction for or on account of any Relevant Taxes, and increased payments are made by any Guarantor pursuant to this Paragraph, then, if such Holder determines that it has received or been granted a refund or received the benefit of a credit of such Relevant Taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund or credit, reimburse to the Guarantors such amount as such Holder shall determine to be attributable to the Relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the Holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Relevant Tax in priority to any other claims, reliefs, credits or deductions available to it or oblige any Holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

SECTION 8.	GOVERNING LAW.
(a)    This Guaranty shall be governed by and construed in accordance with the laws of the state of New York applicable therein.
(b)    Each Guarantor hereby (1) irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Guaranty may be litigated in such courts, and (2) waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and (3) consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 11 below or to its agent referred to below at such agent’s address set forth below (with a courtesy copy to such Guarantor at the address set forth in Section 11) and that service so made shall be deemed to be completed upon actual receipt. If any Guarantor who delivers a Guaranty Supplement is not organized under the laws of the United States, any state thereof or the District of Columbia, such Guarantor shall, in connection with the delivery of a Guaranty Supplement, irrevocably appoint an agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this section shall affect the right of any Holder to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against a Guarantor or to enforce a judgment obtained in the courts of any other jurisdiction.
(c)    The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Guaranty, any financing agreement, any loan party document or any other instrument, document or agreement executed or delivered in connection herewith or the transactions related hereto. The parties hereto hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any of them may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 9.	JUDGMENTS.
Any payment made by a Guarantor to any Holder for the account of any such Holder in respect of any amount payable by such Guarantor shall be made in Euros. Any amount received or recovered by such Holder other than in Euros (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of such Guarantor or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of such Guarantor only to the extent of the amount of Euros which such Holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of Euros so purchased is less than the amount of Euros expressed to be due hereunder or under the Notes, the Company shall indemnify such Holder against any loss sustained by such Holder as a result, and in any event, such Guarantor shall indemnify such Holder against the cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such Holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder or any judgment or order and shall survive the payment of the Notes and the termination of this Guaranty.

SECTION 10.	AMENDMENTS, WAIVERS AND CONSENTS.
(a)    This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders; provided, however, that any amendment hereof with respect to the liability of a Guarantor under this Guaranty pursuant to Section 2(b) hereof shall not require the written consent of the Guarantors or the Required Holders and shall be deemed to have been automatically consented to by the Guarantors and each Holder.
(b)    The Guarantors (or the Parent Issuer or the Company) will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors (or the Parent Issuer or the Company) will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.
(c)    The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.
(d)    Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e)    Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company, the Parent Issuer or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 11.	NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(1)    if to an Initial Note Purchaser or such Initial Note Purchaser’s nominee, to such Initial Note Purchaser or such Initial Note Purchaser’s nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser’s nominee shall have specified to any Guarantor, the Company or the Parent Issuer in writing,
(2)    if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor, the Company or the Parent Issuer in writing, or
(3)    if to any Guarantor, to such Guarantor c/o the Parent Issuer at its address set forth at the beginning of the Note Purchase Agreement to the attention of Melanie S. Cibik, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, or at such other address or to the attention of such other person as such Guarantor shall have specified to the Holders in writing.
Notices under this Section 11 will be deemed given only when actually received.
Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guaranty shall be in English or accompanied by an English translation thereof.
This Guaranty has been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any jurisdiction in respect hereof or thereof.

SECTION 12.	MISCELLANEOUS.

(a)    No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.
(b)    The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.
(c)    Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
(d)    If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.
(e)    This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.
(f)    This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 13.	INDEMNITY.
To the fullest extent of applicable law, each Guarantor shall indemnify and save each Holder harmless from and against any losses which may arise by virtue of any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the Holder or any of them in accordance with its terms (all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company or the Parent Issuer but for the existence of an Indemnifiable Circumstance, net of any withholding or deduction of or on account of any Relevant Tax in accordance with Section 7 hereof; provided, however, that the extent of the Guarantor’s aggregate liability under this Section 13 shall not at any time exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to Section 2.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this 18th day of April, 2017.

TELEDYNE BROWN ENGINEERING, INC.

By:     /s/ Stephen F. Blackwood
Name: Stephen F. Blackwood
Title:     Vice President and Treasurer

TELEDYNE INSTRUMENTS, INC.

By:     /s/ Susan L. Main
Name:     Susan L. Main
Title:     Senior Vice President and
Chief Financial Officer

TELEDYNE LECROY, INC.

By:     /s/ Susan L. Main
Name:     Susan L. Main
Title:     Senior Vice President

TELEDYNE SCIENTIFIC & IMAGING, LLC

By:     /s/ Stephen F. Blackwood
Name: Stephen F. Blackwood
Title:     Vice President and Treasurer

Accepted and Agreed:

Teledyne Technologies Incorporated

By:     /s/ Susan L. Main
Name:    Susan L. Main
Title:    Senior Vice President and
Chief Financial Officer

Teledyne Netherlands B.V.

By:     /s/ Stephen F. Blackwood
Name:    Stephen F. Blackwood
Title:    Authorized Person

GUARANTY SUPPLEMENT
To the Holders of the Notes, (as hereinafter defined) of Teledyne Netherlands B.V. (the “Company”) and Teledyne Technologies Incorporated (the “Parent Issuer”)
Ladies and Gentlemen:
WHEREAS, in order to refinance certain debt and for general corporate purposes, including acquisitions, the Company and the Parent Issuer, as applicable, issued €50,000,000 0.70% Senior Notes, Series A, due April 18, 2022 (the “Series A Notes”), €50,000,000 0.92% Senior Notes, Series B, due April 18, 2023 (the “Series B Notes”), €50,000,000 0.92% Senior Notes, Series C, due April 18, 2023 (the “Series C Notes”) and €100,000,000 1.09% Senior Notes, Series D, due April 18, 2024 (the “Series D Notes” and together with the Series A Notes, the Series B Notes and the Series C Notes, collectively, the “Notes”), pursuant to that certain Note Purchase and Guaranty Agreement dated as of April 18, 2017 (the “Note Purchase Agreement”) by and among the Company, the Parent Issuer and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”).
WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain subsidiaries of the Parent Issuer enter into a Guaranty Agreement as security for the Notes (the “Guaranty”).
Pursuant to Section 9.7 of the Note Purchase Agreement, the Parent Issuer has agreed to cause the undersigned, ______________, a ______________ organized under the laws of _______________ (the “Additional Guarantor”), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company and the Parent Issuer under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.
The undersigned is the duly elected ______________ of the Additional Guarantor, a subsidiary of the Parent Issuer, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.
Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

EXHIBIT A
(to Guaranty Agreement)

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.
Dated: _________________, _____.

[NAME OF ADDITIONAL GUARANTOR]

By
Its

EXHIBIT A-2